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                                                                     Exhibit 5.1

                      [LETTERHEAD OF SULLIVAN & CROMWELL]

                                                               November 14, 2001



Prudential Financial, Inc.,
 751 Broad Street,
   Newark, New Jersey 07102.


Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 110,000,000 shares (the "Shares") of Common Stock, par value $.01 per share, of Prudential Financial, Inc., a New Jersey corporation (the "Company"), and 110,000,000 related rights (the "Rights") to be issued pursuant to the Rights Agreement, dated as of November 1, 2001 (the "Rights Agreement"), between the Company and EquiServe Trust Company, N.A., as Rights Agent (the "Rights Agent"), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion:
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Prudential Financial, Inc.

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     (1) When the registration statement relating to the Shares and the Rights
(the "Registration Prudential Financial, Inc. Statement") has become effective under the Act, the Company's Amended and Restated Certificate of Incorporation substantially in the form filed as an exhibit to the Registration Statement has been duly filed with the Department of Treasury of the State of New Jersey and has become effective pursuant to its terms, the terms of the sale of the Shares have been duly established in conformity with the Company's Amended and Restated Certificate of Incorporation and by-laws, the Commissioner of the Department of Banking and Insurance of the State of New Jersey has given final approval for the issuance of the Shares and the Shares have been issued in accordance with such final approval, and the Shares have been duly issued and sold as contemplated by the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

     (2) Assuming that the Rights Agreement has been duly authorized, executed and delivered, when the
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Prudential Financial, Inc.

                                                                             -3-

Registration Statement has become effective under the Act, the Commissioner of the Department of Banking and Insurance of the State of New Jersey has given final approval for the issuance of the Shares and the Shares have been issued in accordance with such final approval and the Shares have been validly issued and sold as contemplated by the Registration Statement, the Rights attributable to the Shares will be validly issued.

     In connection with our opinion set forth in paragraph (2) above, we note that the question whether the Board of Directors of the Company might be required to redeem the Rights at some future time will depend upon the facts and circumstances existing at that time and, accordingly, is beyond the scope of such opinion.

     The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New Jersey, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of New Jersey law, we have relied upon the opinion, dated November 14, 2001, of McCarter & English, LLP, and our opinion is subject to the same assumptions, qualifications
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Prudential Financial, Inc.

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and limitations with respect to such matters as are contained in such opinion of
McCarter & English, LLP.

     Also, we have relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Validity of Common Stock" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act.
                                        Very truly yours,

                                        /s/ SULLIVAN & CROMWELL